UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 18, 2019

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 State Hwy 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangeAct.  ☐

Item1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2019, 1G Acquisitions, LLC (the “Purchaser”), an indirect wholly owned subsidiary of Blucora, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 1st Global, Inc. and 1st Global Insurance Services, Inc. (together, “1st Global”), certain selling stockholders named therein and joinder sellers (the “Sellers”) and SAB Representative, LLC, as the Sellers’ representative.

Pursuant to the terms and conditions of the Purchase Agreement, at the closing, Purchasers will acquire (the “Acquisition”) all of the issued and outstanding common stock of 1st Global for a cash purchase price of $180 million, which is subject to customary purchase price adjustments and certain indemnity escrows as described more fully in the Purchase Agreement. The Purchaser’s pre-closing obligations under the Purchase Agreement, including its obligation to pay the purchase price, are guaranteed by the Company. The consummation of the Acquisition is subject to certain conditions, but Purchaser’s obligation is not subject to any condition related to the availability of financing. The purchase price is expected to be paid with a combination of cash on hand and a new term loan under the Company’s credit facility. Any financing arrangement used to pay a portion of the purchase price is expected to be entered into on or about the time of the closing of the Acquisition.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and 1st Global relating to 1st Global and the Acquisition. From the date of the Purchase Agreement until the closing, 1st Global and the Sellers are required to operate 1st Global’s business in the ordinary course and to comply with certain covenants regarding the operation of such business. In addition, the Sellers and 1st Global agreed to a “no shop” provision that limits the ability of 1st Global and the Sellers to discuss or engage in certain alternative transactions to the Acquisition prior to the closing, subject to certain exceptions. The Purchase Agreement also includes customary non-competition and non-solicitation provisions applicable to certain Sellers.

The closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (ii) the absence of a material adverse effect with respect to 1st Global, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the failure to receive any material objection by the Financial Industry Regulatory Authority (“FINRA”) to the Acquisition within 45 days of the date of the application for FINRA approval; (v) at least 45 days having elapsed following 1st Global providing a notice to its clients concerning the Acquisition and the proposed assignment of their existing advisory contracts to the Company; and (vi) 1st Global’s assets under administration (as defined in the Purchase Agreement) as of the closing being no less than 95% of 1st Global’s assets under administration as of the date of the Purchase Agreement. The Acquisition is expected to close prior to May 31, 2019.

The Purchase Agreement contains certain termination rights for the parties, including if the Acquisition does not close before June 3, 2019 and the waiting period under the HSR Act with respect to the Acquisition has not expired or been terminated at such time; provided that the terminating party is not in material default of its obligations under the Purchase Agreement and has not materially defaulted in any of its obligations under the Purchase Agreement in a way that was reasonably likely to delay the attainment of any of the conditions to closing. No termination fee is payable by the Company, the Purchaser, 1st Global, the Sellers or the Sellers’ representative in the event of a termination of the Purchase Agreement.

Subject to certain limitations and conditions set forth in the Purchase Agreement, the parties have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Purchase Agreement, and, in the case of Sellers, to indemnify the Purchaser, the Company and 1st Global for certain tax and other pre- and post-closing liabilities. To supplement the indemnification provided by the Sellers, various escrows have been established and the Purchaser has obtained representation and warranty insurance from a third party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Purchase Agreement is being filed in accordance with the requirements of federal securities laws in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase

Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item7.01	REGULATION FD DISCLOSURE

On March 19, 2019, the Company issued a press release announcing the proposed Acquisition and updating the Company’s first quarter and tax season outlook (the “Updated Guidance”), a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The Company will be hosting a conference call and live webcast to discuss the proposed Acquisition and the Updated Guidance that will be held today, March 19, 2019, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Presentation materials will be made available before the start of the call and webcast. Interested parties may listen to the call and webcast and access the presentation materials on the Investor Relations section of the Company’s corporate website at http://www.blucora.com. The call may also be accessed by dialing (973) 200-3360. A replay of the call and webcast will also be available on the Company’s website until June 20, 2019.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item8.01	OTHER EVENTS

On March 19, 2019, the Company issued a press release announcing that the Company’s board of directors has authorized the repurchase of up to $100.0 million worth of shares of the Company’s common stock for cash (the “Stock Repurchase Plan”). Pursuant to the Stock Repurchase Plan, stock repurchases may be made through a variety of methods, including open market or privately negotiated transactions. The timing and number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The Stock Repurchase Plan does not obligate the Company to repurchase any specific number of shares of common stock and may be suspended or discontinued at any time.

A copy of the press release announcing the Stock Repurchase Plan is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1#	Stock Purchase Agreement, dated as of March 18, 2019, by and among 1G Acquisitions, LLC, 1st Global, Inc., 1st Global Insurance Services, Inc., the sellers named therein and joinder sellers, SAB Representative, LLC, as the sellers’ representative, and Blucora, Inc., as guarantor.

99.1	Press release dated March 19, 2019 (furnished herewith)

99.2	Press release dated March 19, 2019

#

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blucora, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; and our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property. In addition, there are risks associated with the Acquisition, such as: our ability to consummate the Acquisition, including our ability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; our ability and 1st Global’s ability to fulfill the conditions to the closing of the Acquisition on a timely basis or at all; the availability of financing to fund the purchase price for the Acquisition; our ability to retain key management and employees of 1st Global following the Acquisition; issues or delays in the successful integration of 1st Global’s operations with those of the Company; post-Acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-Acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the Acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

By	/s/ Davinder Athwal
Davinder Athwal
Chief Financial Officer

March 19, 2019